UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. __ )

Filed by the Registrant ☑
Filed by a party other than the Registrant ☐

Check the appropriate box:
[  ]           Preliminary Proxy Statement
[  ]           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ]           Definitive Proxy Statement
[x]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

HEALTHY FAST FOOD, INC.

(Name of the Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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IMPORTANT NOTICE REGARDING THE AVAILABILITY
OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING
TO BE HELD ON APRIL 20, 2011

This communication presents only an overview of the more complete materials that are available to you on the Internet.  We encourage you to access and review all of the important information contained in the materials before the annual meeting.  The notice of annual meeting of stockholders, proxy statement, annual report on Form 10-K and form of proxy are available at:

http://www.u-swirl.com/corporate/proxy.html

If you want to receive a paper or e-mail copy of these documents, you must request one.  There is no charge to you for requesting a copy.  Please make your request for a copy by April 6, 2011 to facilitate timely delivery.  The request should be made to:

Healthy Fast Food, Inc.
1175 American Pacific, Suite C
Henderson, Nevada 89074
Attention: Company Secretary

Alternatively, you may call us at (702) 586-8700 or e-mail us at corporate@u-swirl.com.

The Annual Meeting of Stockholders will be held on Wednesday, April 20, 2011, at 11:00 a.m., Pacific Daylight time, at 1175 American Pacific, Suite C, Henderson, Nevada 89074.

Proposals to be voted on at the meeting are listed below:

1.	Election of Directors.
2.	Adoption of the 2011 Stock Option Plan.
3.	Approval of an amendment to our Articles of Incorporation to change our name to “U-Swirl, Inc.”
4.	Ratification of selection of independent registered public accounting firm.

If you want to obtain directions to attend the meeting and vote in person, you may call us at (702) 586-8700 or e-mail us at corporate@u-swirl.com.

1175 American Pacific, Suite C, Henderson, Nevada 89074  Phone: 702-586-8700 Fax: 702-834-8444